UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2015

NUTRA PHARMA CORP.

(Exact name of registrant as specified in its charter)

California	000-32141	91-2021600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12502 West Atlantic Blvd, Coral Springs, Florida	33071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 509-0911

Registrant’s facsimile number, including area code: (877) 895-5647

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03

Material Modification to Rights of Security Holders

The disclosures set forth in Item 5.03 of this current report on Form 8–K are incorporated by reference herein.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 23, 2015, Nutra Pharma Corp., a California corporation (the “Company”), filed a Certificate of Amendment (the “Amendment”) to its Articles of Incorporation to effectuate a reverse stock split (the “Reverse Split”) of all the issued shares of the Company’s common stock, $.001 par value per share (the “Common Stock”) at a ratio of one (1) share for every forty (40) shares outstanding, so that every forty (40) shares of Common Stock before the Reverse Split will represent one (1) share of Common Stock after the Reverse Split. No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Reverse Split Common Stock to any shareholder who otherwise would have received a fractional share as a result of the Reverse Split. If approved by the Financial Industry Regulatory Authority (“FINRA”), the Reverse Split becomes effective with FINRA and in the marketplace at the open of business on May 18, 2015 (the “Effective Date”), whereupon the shares of Common Stock will begin trading on a split-adjusted basis. On the Effective Date, the Company’s trading symbol will change to “NPHCD” for a period of 20 business days, after which the “D” will be removed and the Company’s trading symbol will revert to the original symbol of “NPHC”. In connection with the Reverse Stock Split, the Company’s CUSIP number will change to 67060U208.

According to the Amendment filed with the California Secretary of State, the Company’s number of authorized shares of Common Stock remained unchanged at 2 billion shares.  However, the Company’s number of issued shares of Common Stock, whether outstanding or being held in treasury, was reduced from 1,510,950,321 to 37,773,759, and the Common Stock par value remained the same. The Reverse Split was effected after obtaining the shareholder approval required by Sections 902 and 903 of the California Corporations Code.

Each shareholder’s percentage ownership in the Company and proportional voting power remains unchanged after the Reverse Split, except for minor changes and adjustments resulting from the rounding of fractional interests. The rights and privileges of the holders of Common Stock are substantially unaffected by the Reverse Split.

Shareholders who are holding their shares of Common Stock in electronic form at their brokerage firms do not have to take any action as the effects of the Reverse Split will automatically be reflected in their brokerage accounts. Shareholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Reverse Split to each requesting shareholder.

Standard Registrar & Transfer Co. Inc.

12528 South 1840 East

Draper, Utah 84020

Telephone: (801) 571-8844

Fax: (801) 571-2551

Until surrender, each certificate representing shares of Common Stock before the Reverse Split would continue to be valid and would represent the adjusted number of shares of Common Stock based on the exchange ratio of the Reverse Split, rounded up to the nearest whole share. Shareholders should not destroy any stock certificate.

All options, warrants and convertible securities of the Company outstanding immediately prior to the Reverse Split will be appropriately adjusted by dividing the number of shares of Common Stock into which the options, warrants and convertible securities are exercisable or convertible by 40 and multiplying the exercise or conversion price thereof by 40, as a result of the Reverse Split.

A copy of the Amendment is attached to this current report on Form 8-K as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to the Articles of Incorporation of Nutra Pharma Corp. as filed with the Secretary of State of the State of California on April 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 29, 2015	NUTRA PHARMA CORP.
	By:	/s/ Rik Deitsch
		Name:	Rik Deitsch
		Title:	Chief Executive Officer